POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and Appoints each of Martin I. Darvick, Anne T. Larin, Frederick A. Fromm, Jr., Tia Y. Turk, Marilyn G. deRaad, Kathleen A. Taylor, Wilma K. Baker signing singly, the undersigneds true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the
	undersigned's capacity as a director of General Motors Corporation (the "Corporation"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	execute for and on behalf of the undersigned, in the
	undersigneds capacityas a director of the Corporation, Form 144 in accordance with the Securities Act of 1933 and the rules thereunder;

(3)	perform any and all acts for and on behalf of the undersigned
	which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144, complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and Exchange Commission and any other stock exchange or similar authority; and

(4)	take any other action of any type whatsoever in connection with
	the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to perform any and every act whatsoever requisite, necessary, or proper in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 of the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of May, 2007.

Kathryn V. Marinello

Subscribed and sworn to before me this 16th day of __May__, 2007.

_____________________
Notary Public